Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Reports Financial Results for the Quarter Ended September 27, 2026
FREMONT, Calif., October 21, 2026 - Lam Research Corporation (the "Company," "Lam," "Lam Research") today announced financial results for the quarter ended September 27, 2026 (the “September 2026 quarter”).
Highlights for the September 2026 quarter were as follows:
•Revenue of $8.22 billion.
•U.S. GAAP gross margin as a percent of revenue of 52.3%, U.S. GAAP operating margin as a percent of revenue of 40.0%, and U.S. GAAP diluted EPS of $2.19.
•Non-GAAP gross margin as a percent of revenue of 52.4%, non-GAAP operating margin as a percent of revenue of 40.2%, and non-GAAP diluted EPS of $2.20.
Key Financial Data for the Quarters Ended
September 27, 2026 and June 28, 2026
(in thousands, except per share data, percentages, and basis points)

U.S. GAAP
	September 2026	June 2026	Change Q/Q
Revenue	$8,219,418	$6,722,238	+22%
Gross margin	52.3%	51.7%	+ 60 bps
Operating margin	40.0%	37.4%	+ 260 bps
Diluted EPS	$2.19	$1.81	+ 21%

Non-GAAP
	September 2026	June 2026	Change Q/Q
Revenue	$8,219,418	$6,722,238	+22%
Gross margin	52.4%	52.0%	+ 40 bps
Operating margin	40.2%	38.4%	+ 180 bps
Diluted EPS	$2.20	$1.82	+ 21%
U.S. GAAP Financial Results
For the September 2026 quarter, revenue was $8.22 billion, gross margin was $4.30 billion, or 52.3% of revenue, operating expenses were $1.02 billion, operating margin was 40.0%, and net income was $2.75 billion, or $2.19 per diluted share on a U.S. GAAP basis. This compares to revenue of $6.72 billion, gross margin of $3.48 billion, or 51.7% of revenue, operating expenses of $965.3 million, operating margin of 37.4%, and net income of $2.28 billion, or $1.81 per diluted share, for the quarter ended June 28, 2026 (the “June 2026 quarter”).
Non-GAAP Financial Results
For the September 2026 quarter, non-GAAP gross margin was $4.31 billion, or 52.4% of revenue, non-GAAP operating expenses were $1.00 billion, non-GAAP operating margin was 40.2%, and non-GAAP net income was $2.77 billion, or $2.20 per diluted share. This compares to non-GAAP gross margin of $3.50 billion, or 52.0% of revenue, non-GAAP operating expenses of $916.4 million, non-GAAP operating margin of 38.4%, and non-GAAP net income of $2.28 billion, or $1.82 per diluted share, for the June 2026 quarter.
“With AI driving higher semiconductor demand and greater device complexity, our focus on operational execution helped Lam deliver record revenue, profit, and earnings per share in the September quarter,” said Tim Archer, Lam Research's President and Chief Executive Officer. “Our strategic investments in technology inflections and manufacturing capacity are paying off, strengthening our ability to outgrow the wafer fabrication equipment market as the industry expands.”

Balance Sheet and Cash Flow Results
Cash, cash equivalents, and restricted cash balances increased to $7.45 billion at the end of the September 2026 quarter compared to $5.60 billion at the end of the June 2026 quarter. The increase was primarily the result of cash generated from operating activities during the quarter partially offset by cash deployed for capital return activities and capital expenditures.
Deferred revenue at the end of the September 2026 quarter increased to $2.66 billion compared to $2.43 billion as of the end of the June 2026 quarter. Lam's deferred revenue balance does not include shipments to customers in Japan, to whom control does not transfer until customer acceptance. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $468.3 million as of September 27, 2026 and $490.2 million as of June 28, 2026.
Revenue
The geographic distribution of revenue during the September 2026 quarter is shown in the following table:

Region	Revenue
China	35%
Korea	20%
Taiwan	18%
Japan	9%
United States	8%
Southeast Asia	6%
Europe	4%
The following table presents revenue disaggregated between systems and customer support-related revenue:

	Three Months Ended
	September 27, 2026	June 28, 2026	September 28, 2025
	(in thousands)
Systems revenue	$5,732,907	$4,249,848	$3,547,565
Customer support-related revenue and other	2,486,511	2,472,390	1,776,608
	$8,219,418	$6,722,238	$5,324,173

Systems revenue includes sales of new leading-edge equipment in deposition, etch, clean, and other wafer fabrication markets.
Customer support-related revenue includes sales of customer services, spares, upgrades, and non-leading-edge equipment from our Reliant® product line.
Outlook
For the quarter ending December 27, 2026, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP

Revenue	$8.60 Billion	+/-	$400 Million	—		$8.60 Billion	+/-	$400 Million
Gross margin	52.5%	+/-	1%	$2.7	Million	52.5%	+/-	1%
Operating margin	40.5%	+/-	1%	$3.0	Million	40.5%	+/-	1%
Net income per diluted share	$2.33	+/-	$0.15	$3.3	Million	$2.33	+/-	$0.15
Diluted share count	1.253 Billion			—		1.253 Billion
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, restructuring, balance sheet valuation adjustments, financing arrangements, other investments, or other items that may be completed or realized after the date of this release, except as described below. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•Gross margin - amortization related to intangible assets acquired through certain business combinations, $2.7 million.

•Operating margin - amortization related to intangible assets acquired through certain business combinations, $3.0 million.

•Net income per diluted share - amortization related to intangible assets acquired through certain business combinations, $3.0 million; amortization of note discounts, $0.5 million; and associated tax benefit for non-GAAP items ($0.2 million); totaling $3.3 million.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the September 2026 and June 2026 quarters exclude amortization related to intangible assets acquired through certain business combinations, the effects of elective deferred compensation-related assets and liabilities, amortization of note discounts, and the net income tax effect of non-GAAP items. The September 2026 quarter also excludes the net income tax effect of a change in tax law, and the June 2026 quarter excludes workforce optimization charges and the related income tax effect.
Management uses non-GAAP gross margin, operating expense, operating income, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at https://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning: our outlook and guidance for future financial results, including revenue, gross margin, operating margin, net income per diluted share, and diluted share count; AI-driven semiconductor demand and device complexity; our focus on operational execution; the perceived benefits of our strategic investments; our ability to outgrow the wafer fabrication equipment market as the industry expands; and deferred revenue. These statements are not a guarantee of future performance and involve a number of risks, uncertainties, and other factors that could cause our actual results or outcomes, or the timing of our results or outcomes, to differ materially from those expressed or implied in this press release. Such risks, uncertainties, and other factors include: our assumptions related to continued expansion of the wafer fabrication equipment market, growth of deposition and etch intensity, and scaling of our operations may prove invalid; business, economic, political, and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy, including wafer fabrication equipment spending or demand related to AI, may deteriorate or change; the actions, performance, or investment levels of our customers and competitors may be inconsistent with our expectations; customer and product mix, including across market segments and geographical regions, may change; we may be unable to realize the value of our products and technology, successfully commercialize new products and technologies, implement pricing initiatives, or execute on perceived opportunities; we may be unable to achieve anticipated operational, manufacturing, supply chain, procurement, and scale efficiencies; customer technology transitions, capacity expansions, and fab construction projects may have different timing or be less successful than we expect; we may be unable to manage operating expenses effectively while continuing to invest in research and development, product innovation, customer support, and future growth opportunities; trade regulations, export controls (including entity listings, end use/user controls, technology controls, and foreign direct product rules), tariffs, trade disputes, and other geopolitical developments may inhibit our ability to sell our products or services; supply chain cost increases, tariffs, and other inflationary pressures may continue to impact our profitability; supply chain disruptions or manufacturing capacity constraints may limit our ability to manufacture and sell our products; natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the “Risk Factors” described in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. You should evaluate all forward-looking statements made in this press release in the context of these risks, uncertainties, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on our current beliefs, expectations, and assumptions about future events. Except as required by law, we undertake no obligation to update the information or statements made in this press release.
Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX)
Condensed Consolidated Financial Tables Follow.
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LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	September 27, 2026	June 28, 2026	September 28, 2025
Revenue	$8,219,418	$6,722,238	$5,324,173
Cost of goods sold	3,920,565	3,243,498	2,639,294
Gross margin	4,298,853	3,478,740	2,684,879
Gross margin as a percent of revenue	52.3%	51.7%	50.4%
Research and development	666,398	642,922	576,446
Selling, general and administrative	348,728	322,330	279,345
Total operating expenses	1,015,126	965,252	855,791
Operating income	3,283,727	2,513,488	1,829,088
Operating margin	40.0%	37.4%	34.4%
Other income (expense), net	28,493	41,654	30,074
Income before income taxes	3,312,220	2,555,142	1,859,162
Income tax expense	(559,082)	(277,860)	(290,502)
Net income	$2,753,138	$2,277,282	$1,568,660
Net income per share:
Basic	$2.20	$1.82	$1.24
Diluted	$2.19	$1.81	$1.24
Number of shares used in per share calculations:
Basic	1,250,883	1,251,286	1,264,446
Diluted	1,255,768	1,256,032	1,269,313
Cash dividend declared per common share	$0.33	$0.26	$0.26

 LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 27, 2026	June 28, 2026	September 28, 2025
	(unaudited)	(1)	(unaudited)
ASSETS
Cash and cash equivalents	$7,437,384	$5,579,171	$6,693,046
Accounts receivable, net	5,658,379	5,339,682	3,633,034
Inventories	4,550,544	4,276,111	4,095,054
Prepaid expenses and other current assets	477,805	415,741	385,580
Total current assets	18,124,112	15,610,705	14,806,714
Property and equipment, net	3,126,029	2,956,472	2,510,531
Goodwill and intangible assets	1,911,547	1,895,859	1,826,950
Other assets	3,191,368	3,066,707	2,756,016
Total assets	$26,353,056	$23,529,743	$21,900,211
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt and finance lease obligations	$3,486	$4,073	$754,363
Other current liabilities	7,309,013	5,933,176	5,953,547
Total current liabilities	7,312,499	5,937,249	6,707,910
Long-term debt and finance lease obligations	3,731,958	3,730,490	3,729,580
Income taxes payable	684,273	681,197	646,044
Other long-term liabilities	715,852	709,886	623,925
Total liabilities	12,444,582	11,058,822	11,707,459
Stockholders’ equity (2)	13,908,474	12,470,921	10,192,752
Total liabilities and stockholders’ equity	$26,353,056	$23,529,743	$21,900,211

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 1,249,145 as of September 27, 2026, 1,251,278 as of June 28, 2026, and 1,259,176 as of September 28, 2025.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	September 27, 2026	June 28, 2026	September 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,753,138	$2,277,282	$1,568,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	122,072	119,642	101,644
Deferred income taxes	(55,300)	(175,752)	(62,875)
Equity-based compensation expense	114,696	103,985	97,241
Other, net	27,633	(8,006)	(1,890)
Changes in operating assets and liabilities	535,413	(859,923)	76,184
Net cash provided by operating activities	3,497,652	1,457,228	1,778,964
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(257,697)	(188,801)	(185,121)
Other, net	(9,292)	45,060	(927)
Net cash used for investing activities	(266,989)	(143,741)	(186,048)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt, including finance lease obligations and payments for debt issuance costs	(34,489)	(1,355)	(1,417)
Treasury stock purchases, including excise tax payments	(1,024,965)	(246,560)	(975,791)
Dividends paid	(325,402)	(325,318)	(291,981)
Reissuance of treasury stock related to employee stock purchase plan	—	88,780	—
Proceeds from issuance of common stock, net of issuance costs	4,263	4,426	—
Other, net	(1,786)	(282)	(12,449)
Net cash used for financing activities	(1,382,379)	(480,309)	(1,281,638)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,663	(2,056)	(7,059)
Net change in cash, cash equivalents, and restricted cash	1,852,947	831,122	304,219
Cash, cash equivalents, and restricted cash at beginning of period (1)	5,597,943	4,766,821	6,407,656
Cash, cash equivalents, and restricted cash at end of period (1)	$7,450,890	$5,597,943	$6,711,875

(1)	Restricted cash is reported within Other assets in the Condensed Consolidated Balance Sheets.

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 27, 2026	June 28, 2026
Revenue	$8,219,418	$6,722,238
Gross margin	$4,305,019	$3,497,336
Gross margin as a percent of revenue	52.4%	52.0%
Operating expenses	$1,004,280	$916,420
Operating income	$3,300,739	$2,580,916
Operating margin	40.2%	38.4%
Net income	$2,768,417	$2,279,968
Net income per diluted share	$2.20	$1.82
Shares used in per share calculation - diluted	1,255,768	1,256,032

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 27, 2026	June 28, 2026
U.S. GAAP net income	$2,753,138	$2,277,282
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	2,668	2,668
Elective deferred compensation ("EDC") related liability valuation increase - cost of goods sold	3,498	15,379
Workforce optimization charges - cost of goods sold	—	549
EDC related liability valuation increase - research and development	6,299	27,682
Workforce optimization charges - research and development	—	960
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	348	348
EDC related liability valuation increase - selling, general and administrative	4,199	18,454
Workforce optimization charges - selling, general and administrative	—	1,388
Amortization of note discounts - other income (expense), net	508	504
Gain on EDC related asset - other income (expense), net	(12,870)	(61,325)
Net income tax benefit on non-GAAP items	(825)	(3,921)
Income tax expense from a change in tax law	11,454	—
Non-GAAP net income	$2,768,417	$2,279,968
Non-GAAP net income per diluted share	$2.20	$1.82
U.S. GAAP net income per diluted share	$2.19	$1.81
U.S. GAAP and non-GAAP number of shares used for per diluted share calculation	1,255,768	1,256,032

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	September 27, 2026	June 28, 2026
U.S. GAAP gross margin	$4,298,853	$3,478,740
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	2,668	2,668
EDC related liability valuation increase	3,498	15,379
Workforce optimization charges	—	549
Non-GAAP gross margin	$4,305,019	$3,497,336
U.S. GAAP gross margin as a percent of revenue	52.3%	51.7%
Non-GAAP gross margin as a percent of revenue	52.4%	52.0%
U.S. GAAP operating expenses	$1,015,126	$965,252
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(348)	(348)
EDC related liability valuation increase	(10,498)	(46,136)
Workforce optimization charges	—	(2,348)
Non-GAAP operating expenses	$1,004,280	$916,420
U.S. GAAP operating income	$3,283,727	$2,513,488
Non-GAAP operating income	$3,300,739	$2,580,916
U.S. GAAP operating margin	40.0%	37.4%
Non-GAAP operating margin	40.2%	38.4%

Lam Research Corporation Contacts:
Ram Ganesh, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com